UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005
WHITEHALL JEWELLERS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15615 (Commission File Number)	36-1433610 (IRS Employer Identification No.)

155 North Wacker Drive, Suite 500, Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
Registrant’s Telephone Number, Including Area Code: 312-782-6800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions.
     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
     On December 9, 2005, the Company issued a press release announcing financial results for the third quarter ended October 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
Item 8.01 Other Events.
     On December 9, 2005, the Company also announced that it had set a date of January 19, 2006 for its special meeting of shareholders to consider various proposals relating to previously announced financing transactions with Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P. and a record date of December 9, 2005, for the determination of shareholders of record to vote at this meeting.
     Under Section 3(a) of the Company’s Amended and Restated Stockholder Rights Agreement between the Company and LaSalle Bank, dated April 28, 1999 (as amended, the “Rights Agreement”), on December 13, 2005, the Board of Directors of the Company postponed until December 27, 2005 the “Distribution Date” (as such term is defined in the Rights Agreement) with respect, and only with respect to, the pending unsolicited tender offer commenced by one of its stockholders, Newcastle Partners, L.P.
     As the Company announced on December 7, 2005, the Company’s Board of Directors and management are reviewing the financial and other terms of Newcastle’s unsolicited tender offer for all of the outstanding shares of the Company’s common stock for $1.20 net per share, including the conditions thereto such as replacement financing for the bridge term loan and refinancing of or consent under the Company’s senior credit facility. As previously disclosed, on or before December 16, 2005, the Board of Directors will advise Company stockholders of the Company whether it recommends acceptance or rejection of the tender offer, expresses no opinion and remains neutral toward the tender offer, or is unable to take a position with respect to the tender offer. At such time, the Board of Directors will include the reasons for its position with respect to the tender offer or its inability to take a position. In the meantime, the Company urges its stockholders to take no action with respect to Newcastle’s tender offer or Newcastle’s proxy solicitation against the Company’s stockholder proposals (relating to the financing arrangements between the Company and investment funds managed by Prentice Capital and Holtzman) until the Company’s Board of Directors has made its recommendation.
Additional Information
     In connection with the Company’s solicitation of proxies with respect to the meeting of shareholders to be called with respect to the approval of the reverse stock split, share issuances contemplated under the convertible notes and election of certain directors, the Company will file with the Securities and Exchange Commission (the “SEC”), and will furnish to shareholders of the Company, a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders, because it will contain important information. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders also will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, Attention: Investor Relations, Telephone: 312/732-6800 or from the Company’s website, www.whitehalljewellers.com.
     The Company and certain of its directors, director nominees, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in favor of the actions described above. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Whitehall common stock as of June 1, 2005 is also set forth the Schedule 14A filed by Whitehall on June 8, 2005.
     The Company’s stockholders and any potential investors should read the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 when it is filed by the Company with the SEC, as it will contain important information. The Solicitation/Recommendation Statement and other public filings made from time to time by the Company with the SEC are available without charge from the SEC’s website at www.sec.gov.
Item 9.01 Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated December 9, 2005, announcing financial results for the third quarter ended October 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEHALL JEWELLERS, INC. (Registrant)
By:	/s/ John R. Desjardins
John R. Desjardins
Executive Vice President and Chief Financial Officer

Date: December 14, 2005.

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Press Release dated December 9, 2005, announcing financial results for the third quarter ended October 31, 2005.